                                                                      EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS


                       LANNETT COMPANY, INC AND SUBSIDIARY

                 STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                                     THREE MONTHS ENDED MARCH 31
                                                 2002                2002                  2001              2001
                                            -------------------------------------------------------------------------
                                              Net Income            Shares             Net Income            Shares
Basic earnings per share factors            $   3,044,283          13,220,345          $  175,846          13,206,128

Effect of potentially dilutive
option plans:


Employee stock options                                  -             101,084                   -                   -
                                            -------------          ----------          ----------          ----------



Diluted earnings per share factors          $   3,044,283          13,321,429          $  175,846          13,206,128
                                            =============          ==========          ==========          ==========


Basic earnings per share                    $        0.23                              $     0.01

Diluted earnings per share                  $        0.23                              $     0.01


Options to purchase 42,834 shares, 61,784 shares, 30,000 shares and 1,300 shares of common stock at $0.80 per share, $1.125 per share, $1.38 per share and $3.78 per share, respectively, were outstanding at March 31, 2002. Of these options, 134,618 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share. Options to purchase 136,700 shares, 80,000 shares and 1,550 shares of common stock at $1.125 per share, $1.38 per share and $3.78 per share, respectively, were outstanding at March 31, 2001. These options were not included in the computation of diluted earnings per share for the three months ended March 31, 2001 because to do so would be antidilutive.

                       LANNETT COMPANY, INC AND SUBSIDIARY

                 STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                                     NINE MONTHS ENDED MARCH 31
                                                 2002               2002                 2001                2001
                                            -------------------------------------------------------------------------
                                              Net Income            Shares             Net Income           Shares
Basic earnings per share factors            $   5,214,049          13,215,163          $  648,171          13,206,128

Effect of potentially dilutive
option plans:



Employee stock options                                  -              91,616                   -                   -
                                            -------------          ----------          ----------          ----------


Diluted earnings per share factors          $   5,214,049          13,306,779          $  648,171          13,206,128
                                            =============          ==========          ==========          ==========


Basic earnings per share                    $        0.39                              $     0.05

Diluted earnings per share                  $        0.39                              $     0.05


Options to purchase 42,834 shares, 61,784 shares, 30,000 shares and 1,300 shares of common stock at $0.80 per share, $1.125 per share, $1.38 per share and $3.78 per share, respectively, were outstanding at December 31, 2001. Of these options, 134,618 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share. Options to purchase 136,700 shares, 80,000 shares and 1,550 shares of common stock at $1.125 per share, $1.38 per share and $3.78 per share, respectively, were outstanding at March 31, 2001. These options were not included in the computation of diluted earnings per share because to do so would be antidilutive.


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